EXHIBIT 99.3

AUDITED AND PRO-FORM FINANCIAL STATEMENTS (BOTH THE SAME) OF THE ACQUIRED ATTITUDE BEER HOLDING CO. AT APRIL 21, 2015

(does not present any prior year comparison results as ABH was formed in December, 2014)

(does not have any interim financial statements as next reporting period after the sale date was the year-end fiscal period of June 30.2015)

BALANCE SHEET FOR ATTITUDE
BEER HOLDING CO UNDER ADI OWNERSHIP
AT 4/21/15

	WEST	ATTITUDE	CONSOLIDATED
	HARTFORD	BEER	ATTITUDE BEER	CONSOLIDATION	CONSOLIDATED
	WOB-ADI	HOLDING CO	HOLDING CO	ENTRIES	TOTALS
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$183,562	$20,005	$203,567	$-	$203,567
Inventories	78,983	-	78,983	-	78,983
TOTAL CURRENT ASSETS	262,545	20,005	282,550	-	282,550

FIXED ASSETS, NET	986,421	-	986,421	-	986,421

OTHER ASSETS:
Capitalized assets, net	202,314	-	202,314	-	202,314
Investment in World of Beer West Hartford	-	1,154,500	1,154,500	(1,154,500)	-
Deposits and other	6,455	-	6,455	-	6,455
TOTAL OTHER ASSETS	208,769	1,154,500	1,363,269	(1,154,500)	208,769

TOTAL ASSETS	$1,457,735	$1,174,505	$2,632,240	$(1,154,500)	$1,477,740

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$82,238	$-	$82,238	$-	$82,238
Accrued liabilities	93,876	25,384	119,260	-	119,260
Accrued employee salary	40,982	-	40,982	-	40,982
Sales tax payable	12,874	-	12,874	-	12,874
Loans payable to related parties	50,182	-	50,182	-	50,182
TOTAL CURRENT LIABILITIES	280,152	25,384	305,536	-	305,536

LONG-TERM LIABILITIES:
Convertible notes payable	-	1,204,500	1,204,500	-	1,204,500
LONG-TERM LIABILITIES	-	1,204,500	1,204,500	-	1,204,500

STOCKHOLDERS' (DEFICIT):
Common Stock, par vale $0.00001, 50,000,000 shares authorized and 1,000,000 shares issued and outstanding at April 21, 2015	-	10	10	-	10
Additional paid-in capital	-	90	90	-	90
New England Wolrd of Beer capital	(44,300)	-	(44,300)	44,300	-
Attitude Beer Holding Co. capital	1,154,500	-	1,154,500	(1,154,500)	-
Accumulated equity through 3/31/15	55,765	(48,438)	7,327	(27,332)	(20,005)
Net income through 4/21/15	11,618	(7,041)	4,577	(5,336)	(759)
TOTAL STOCKHOLDERS' (DEFICIT)	1,177,583	(55,379)	1,122,204	(1,142,868)	(20,664)
NON-CONTROLLING INTEREST	-	-	-	(11,632)	(11,632)
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$1,457,735	$1,174,505	$2,632,240	$(1,154,500)	$1,477,740

ATTITUDE BEER HOLDING CO.
CONSOLIDATED STATEMENT OF OPERATIONS TO
DATE RESULTS FROM INCEPTION UNTIL APRIL 21, 2015

	West Hartford	Attitude Beer	Consolidation	Consolidated
	WOB	Holding Co.	Entries	Total

REVENUES:
Net revenues - World of Beer	$942,148	$-	$-	$942,148

COSTS OF GOODS SOLD:
Food and beverage costs - World of Beer	265,544	-	-	265,544

GROSS PROFIT	676,604	-	-	676,604

OPERATING EXPENSES:
Professional fees	-	30,000	-	30,000
Compensation	431,352	-	-	431,352
Depreciation and amortization	43,120	-	-	43,120
General and administrative expense	129,874	95	-	129,969
Total Operating Expenses	604,346	30,095	-	634,441

LOSS FROM OPERATIONS	72,258	(30,095)	-	42,163

OTHER INCOME (EXPENSE):
Interest and other financing costs	(4,875)	(25,384)	-	(30,259)
Total Other Income (Expense)	(4,875)	(25,384)	-	(30,259)

Income (Loss) Before Provision for Income Tax	67,383	(55,479)	-	11,904
Non-controlling interest	-	-	(32,668)	(32,668)
Provision for income taxes	-	-	-	-

NET INCOME (LOSS)	$67,383	$(55,479)	$(32,668)	$(20,764)

ATTITUDE BEER HOLDING CO.
CONSOLDIATED STATEMENT OF CASH FLOWS

December
2015 to
April 21,
2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/income	$(20,764)
Adjustment to reconcile net (loss)/income to net cash used in operating activities:
Depreciation and amortization	43,120
Non -controlling interest	32,668
Changes in operating assets and liabilities:
Inventories	(78,983)
Deposits and other assets	(6,455)
Accounts payable and accrued liabilities	211,154
Net cash provided/ in operating activities	180,740

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property, Plant and Equipment and other capitalized costs	(1,231,855)
Net cash (used) in investing activities	(1,231,855)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of notes payable-investors	1,204,500
Amounts received from related party	50,182
Net cash provided by financing activities	1,254,682

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	203,567

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$203,567

ATTITUDE BEER HOLDING CO.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT)
DATE RESULTS FROM INCEPTION UNTIL APRIL 21, 2015

	Common Stock Par value $0.00001				Total
	Number of		Additional Paid-	Accumulated	Stockholders'
	Shares	$ Amount	In Capital	Deficit	(Deficit)

Formation Date of December 1, 2014	1,000,000	$10	$90	$-	$100
Net loss from inception through April 21, 2015	-	-	-	(20,764)	(20,764)

Stockholders' Deficit at April 21, 2015	1,000,000	$10	$90	$(20,764)	$(20,664)